Exhibit 31.4

CERTIFICATIONS

I, John E. Vollmer III, certify that:

1. I have reviewed this annual report on Form 10-K/A of Patterson-UTI Energy, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ John E. Vollmer
John E. Vollmer III
Senior Vice President — Corporate Development,
Chief Financial Officer and Treasurer

Date: March 13, 2017